                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Metrocall, Inc. of our report dated February 13, 1996, except to NOTE M for which the date is September 30, 1996, relating to the financial statements of Parkway Paging, Inc. which is appearing in the current Report on Form 8-K/A filed on October 1, 1996, of Metrocall, Inc. We also consent to the references to us under the heading "Experts" in such Prospectus.

Hutton, Patterson & Company
Dallas, Texas
April 4, 1997